Exhibit 99.1

Jupiter Wellness Launches NoStingz Jellyfish Protective Sunscreen Backed by Patent-Pending Formula in $13 B Sunscreen Market

●	Jupiter licenses exclusive worldwide rights for unique formulas addressing jellyfish and man o’ war stings, sea lice, and swimmer’s itch with 4 patents-pending
●	Estimated 150 million people are stung by jellyfish globally each year

JUPITER, FL April 5, 2022 — Jupiter Wellness, Inc. (Nasdaq: JUPW) today announced the launch of NoStingz, the Company’s proprietary line of sunscreen designed to protect against jellyfish and man o’ war stings, sea lice, and swimmer’s itch all while continuing to protect ocean lovers’ skin from UVA/UVB in a range of SPFs. Jupiter has signed a license agreement with Shark Defense Technologies for the exclusive worldwide intellectual property rights to formulas and production methods for jellyfish protective compounds including 4 patents pending. The agreement includes future collaboration to develop and refine additional formulas.

According to Fortune Business Insights, the global sun care market was worth $13 billion in 2019 and is projected to reach $17 billion by 2027. In its report, Jellyfish Gone Wild!, the U.S. National Science Foundation estimates that 150 million people are stung by jellyfish each year, with about 200,000 these occurring in Florida, and many scientists believe the number of jellyfish is increasing. Jellyfish stings can vary in severity from immediate pain, swelling, itching, and tentacle print marks, to more systemic reactions such as difficulty breathing and heart problems that may be life threatening, according to the Mayo Clinic. Portuguese man ‘o war tentacles which can extend up to 100 feet contain microscopic capsules loaded with barbed tubes that deliver venom which causes pain and welts on exposed skin, the U.S. National Ocean and Atmospheric Administration reports.

Jupiter’s NoStingz line includes sprays and lotions for children and adults with SPFs ranging from 30 to 50, with more SKUs to be added in the near future. Each product’s dermatologically tested, hypoallergenic, scientifically proven, waterproof formula prevents stings from most jellyfish and sea lice, gives sunray and UV protection and is packaged in a biodegradable bottle that is non-toxic for the marine environment.

“We see a significant market for jellyfish protective sunscreen and believe NoStingz has the potential to become the dominant brand in its category. Through this exclusive licensing agreement with Shark Defense Technologies, we intend to continue development of additional formulations for an expanded product line. NoStingz complements and will benefit from our current CaniSun distribution platforms,” stated Jupiter CEO Brian John. “The large number of Portuguese man ‘o war washing up on South Florida beaches as a result of winds and tides underscores the need for NoStingz.”

For more on NoStingz or to purchase please visit:

https://canisun.com/shop/nostingz-your-barrier-of-protection-from-sun-sea/

About Jupiter Wellness

Jupiter Wellness, Inc. (Nasdaq: JUPW) is a leading developer of pharmaceutical cannabinoids focused on skincare therapeutics and treatments. The Company’s product pipeline incorporates cannabidiol (CBD) to address indications including psoriasis, eczema, burns, herpes cold sores, and skin cancer. Jupiter generates revenue from a growing line of proprietary over-the-counter skincare products including its CaniSun™ sunscreen and other wellness brands sold through www.cbdcaring.com. For additional information, please visit www.jupiterwellness.com.

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Forward Looking Statements

This communication contains forward-looking statements regarding Jupiter Wellness, including, the anticipated timing of studies and the results and benefits thereof. You can generally identify forward-looking statements by the use of forward-looking terminology such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “explore,” “evaluate,” “intend,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “seek,” “should,” or “will,” or the negative thereof or other variations thereon or comparable terminology. These forward-looking statements are based on each of the Company’s current plans, objectives, estimates, expectations, and intentions and inherently involve significant risks and uncertainties, many of which are beyond Jupiter Wellness’ control. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties and other risks and uncertainties affecting Jupiter Wellness and, including those described from time to time under the caption “Risk Factors” and elsewhere in Jupiter Wellness’ Securities and Exchange Commission (SEC) filings and reports, including Jupiter Wellness’ Annual Report on Form 10-K for the year ended December 31, 2021 and future filings and reports by Jupiter Wellness. Moreover, other risks and uncertainties of which the combined company is not currently aware may also affect each of the companies’ forward-looking statements and may cause actual results and the timing of events to differ materially from those anticipated. Investors are cautioned that forward-looking statements are not guarantees of future performance. The forward-looking statements made in this communication are made only as of the date hereof or as of the dates indicated in the forward-looking statements and reflect the views stated therein with respect to future events at such dates, even if they are subsequently made available by Jupiter Wellness on its website or otherwise. Jupiter Wellness undertakes no obligation to update or supplement any forward-looking statements to reflect actual results, new information, future events, changes in its expectations or other circumstances that exist after the date as of which the forward-looking statements were made.

Jupiter Wellness Media Contact:

Phone: 561-244-7100

Email: info@JupiterWellness.com

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